Exhibit 99.1

NewsRelease
DYNAMICS RESEARCH CORPORATION

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810-5423                                                                                   TEL. 978/289-1500                                                        www.drc.com

DYNAMICS RESEARCH CORPORATION
REPORTS THIRD QUARTER 2008 RESULTS

--- Record Bookings, Rising Organic Growth, Strong Cash Flow and Improving Earnings
Create Positive Outlook ---

Andover, Mass.—November 3, 2008—Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, technical and information technology services and solutions to federal and state governments, today announced operating results for the third quarter ended September 30, 2008.

Financial Results

The Company reported revenue of $63.5 million for the third quarter of 2008 as compared with $58.3 million for the same period in 2007.  Reported revenue rose 8.9%, which included organic revenue growth of 1.5%.  The reported net loss for the quarter of $0.2 million, or $0.02 per diluted share, included an incremental pre-tax provision for litigation of $6.0 million, which reduced diluted earnings per share by $0.24 per diluted share.  Excluding the litigation provision, net income was $2.1 million, or $0.22 per diluted share, for the third quarter of 2008 compared with $1.9 million, or $0.20 per diluted share, for the third quarter of 2007.

For the nine months ended September 30, 2008 revenue was $175.3 million compared with $173.1 million for the same period in 2007.  The year-to-date net loss was $3.9 million, or $0.41 per diluted share, which included first and third quarter after-tax provisions for litigation totaling $9.1 million, or $0.94 per diluted share, net of $5.8 million in tax benefits related to these provisions.  Excluding the litigation provisions in 2008 and 2007, net income would have been $5.2 million, or $0.53 per diluted share, for the nine months ended September 30, 2008, compared with $4.7 million, or $0.48 per diluted share, for the same period in 2007.

Business Highlights

“Leading indicators for top-line growth continued to be very positive this quarter,” said Jim Regan, DRC’s chairman and chief executive officer.  “Our book-to-bill ratio was 1.2-to-1 for the period and 1.1-to-1 for 2008 year-to-date.  As previously reported, we booked record new business contracts of $103 million during the third quarter, bringing the year-to-date total to $176 million – far surpassing all previous comparable periods.  These reliable positive indicators support our expectations that the Company’s improving trend in organic growth will continue into 2009.

“The acquisition of Kadix Systems on August 1, 2008 further strengthens our position heading into 2009.  Kadix, a rapidly growing, high-end management consulting firm, maintains practice specialties in organizational change, human capital, information technology, public and environmental health, and organizational development and is focused on the U.S. Department of Homeland Security (DHS), Marine Corps information technology, military medical health, and federal civilian markets.  These growth markets are not expected to be materially impacted by current economic conditions – no matter who wins the presidential election.

“Cash flow was also very strong this quarter.  Cash generated from operating activities was $14.6 million, as receivable days sales outstanding dropped by fifteen days during the period; we ended the quarter with nearly $11 million in cash and cash equivalents.

“In addition, I am able to report that we are nearing finalization of a settlement agreement with the U.S Attorney regarding the outstanding civil suit previously reported.  Accordingly, in the third quarter we recorded an additional provision for this matter of $2.4 million, net of estimated tax benefits.  This provision brings the pre-tax total to $15 million which, subject to finalization of terms and conditions, we anticipate will be the all-encompassing settlement amount.  We expect the final settlement agreement to be executed in the fourth quarter of this year and will be pleased to have this matter behind us going forward.

“With another strong quarter of operating performance and record order levels, the company is very well positioned for continued revenue growth and margin expansion in 2009.”

Company Guidance

The Company’s estimate for revenue for 2008 is in the range of $242 to $245 million.  Regarding earnings for the year, excluding the $0.94 per diluted share in litigation provisions taken in the first and third quarters, the Company anticipates results to be in the range of $0.76 to $0.78 per diluted share.  For the fourth quarter of 2008 the Company anticipates revenue in the range of $67 to $70 million and earnings per diluted share of $0.23 to $0.25.

Conference Call

The Company will conduct a third quarter 2008 conference call on Tuesday, November 4, 2008 at 10:30 a.m. ET.  The call will be available via telephone at (877) 856-1964, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888) 203-1112, passcode #8708647, beginning at 1:30 p.m. ET November 4, 2008 through 11:59 p.m. ET November 11, 2008.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts; Reston, Virginia; and Fairborn, Ohio.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC. The Company assumes no obligation to update any forward-looking information.

The non-GAAP measures used by the Company exclude the provision for litigation charges and related effect for income taxes.  The required reconciliations and other disclosures for the non-GAAP measures used by the Company are set forth later in this press release and/or the Current Report on Form 8-K to be filed with the SEC on November 4, 2008.

CONTACTS:	Investors:	Chris Witty	Media:	Marisa Hagerman,
		Darrow Associates, Inc.		Sage Communications
		646.438.9385		703.584.5637
		cwitty@darrowir.com		marisah@aboutsage.com

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2008	2007
Contract revenue	$62,300	$57,180
Product sales	1,191	1,148
Total revenue	63,491	58,328

Cost of contract revenue	52,256	47,808
Cost of product sales	1,271	1,212
Total cost of revenue	53,527	49,020

Gross profit on contract revenue	10,044	9,372
Gross profit (loss) on product sales	(80)	(64)
Total gross profit	9,964	9,308

Selling, general and administrative expenses	5,529	5,262
Provision for litigation	6,000	-
Amortization of intangible assets	718	650
Operating income (loss)	(2,283)	3,396
Interest expense, net	(424)	(373)
Other income	39	323
Income (loss) before provision for income taxes	(2,668)	3,346
Provision (benefit) for income taxes	(2,436)	1,427
Net income (loss)	$(232)	$1,919

Earnings (loss) per common share
Basic	$(0.02)	$0.21
Diluted	$(0.02)	$0.20

Weighted average shares outstanding
Basic	9,487,155	9,354,332
Diluted	9,487,155	9,702,910

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Nine Months Ended
	September 30,
	2008	2007
Contract revenue	$170,781	$170,122
Product sales	4,481	2,996
Total revenue	175,262	173,118

Cost of contract revenue	144,067	142,201
Cost of product sales	4,269	3,560
Total cost of revenue	148,336	145,761

Gross profit on contract revenue	26,714	27,921
Gross profit (loss) on product sales	212	(564)
Total gross profit	26,926	27,357

Selling, general and administrative expenses	16,077	16,623
Provision for litigation	14,819	181
Amortization of intangible assets	1,737	1,951
Operating income (loss)	(5,707)	8,602
Interest expense, net	(705)	(1,302)
Other income	207	578
Income (loss) before provision for income taxes	(6,205)	7,878
Provision (benefit) for income taxes	(2,346)	3,322
Net income (loss)	$(3,859)	$4,556

Earnings (loss) per common share
Basic	$(0.41)	$0.49
Diluted	$(0.41)	$0.47

Weighted average shares outstanding
Basic	9,471,420	9,326,367
Diluted	9,471,420	9,644,760

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	December 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$10,818	$2,006
Contract receivables, net	67,649	63,570
Prepaid expenses and other current assets	6,332	2,508
Total current assets	84,799	68,084
Noncurrent assets
Property and equipment, net	9,818	10,182
Goodwill	94,826	63,055
Intangible assets, net	6,232	3,069
Deferred tax asset	1,182	1,484
Other noncurrent assets	4,915	4,079
Total noncurrent assets	116,973	81,869
Total assets	$201,772	$149,953
Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$8,000	$-
Accounts payable	18,472	12,163
Accrued compensation and employee benefits	15,932	13,409
Deferred taxes	7,605	8,486
Other accrued expenses	18,408	3,078
Total current liabilities	68,417	37,136
Long-term liabilities
Long-term debt	32,000	7,737
Other long-term liabilities	7,615	8,576
Total stockholders' equity	93,740	96,504
Total liabilities and stockholders' equity	$201,772	$149,953

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
National defense and intelligence agencies	$39,878	$45,288	$117,982	$134,831
Federal civilian agencies	9,592	7,231	23,025	21,437
Homeland security	6,106	932	9,054	2,520
State and local government agencies	6,215	3,522	18,824	10,837
Other	509	207	1,896	497
	$62,300	$57,180	$170,781	$170,122

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Time and materials	49%	59%	50%	57%
Cost reimbursable	18	21	19	22
Fixed price, including service-type contracts	33	20	31	21
	100%	100%	100%	100%

Prime contract	68%	51%	61%	52%
Sub-contract	32	49	39	48
	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net cash provided by (used in) operating activities	$14,564	$2,526	$20,061	$(3,227)
Capital expenditures	$696	$445	$1,509	$1,185
Depreciation	$768	$718	$2,187	$2,294
Bookings	$73,505	$43,705	$201,755	$178,824

	September 30,	December 31,
	2008	2007
Funded backlog	$148,423	$116,471
Employees	1,514	1,414

ATTACHMENT V

DYNAMICS RESEARCH CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Contract revenue	$62,300	$57,180	$170,781	$170,122
Product sales	1,191	1,148	4,481	2,996
Total revenue	63,491	58,328	175,262	173,118

Cost of contract revenue	52,256	47,808	144,067	142,201
Cost of product sales	1,271	1,212	4,269	3,560
Total cost of revenue	53,527	49,020	148,336	145,761

Gross profit on contract revenue	10,044	9,372	26,714	27,921
Gross profit (loss) on product sales	(80)	(64)	212	(564)
Total gross profit	9,964	9,308	26,926	27,357

Selling, general and administrative expenses	5,529	5,262	16,077	16,623
Provision for litigation	-	-	-	-
Amortization of intangible assets	718	650	1,737	1,951
Non-GAAP operating income	3,717	3,396	9,112	8,783
Interest expense, net	(424)	(373)	(705)	(1,302)
Other income, net	39	323	207	578
Non-GAAP income before provision for income taxes	3,332	3,346	8,614	8,059
Non-GAAP provision for income taxes	1,197	1,427	3,411	3,394
Non-GAAP net income	$2,135	$1,919	$5,203	$4,665

Earnings per common share
Basic	$0.23	$0.21	$0.55	$0.50
Diluted	$0.22	$0.20	$0.53	$0.48

Weighted average shares outstanding
Basic	9,487,155	9,354,332	9,471,420	9,326,367
Diluted	9,683,035	9,702,910	9,728,707	9,644,760

ATTACHMENT VI

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
GAAP operating income (loss)	$(2,283)	$3,396	$(5,707)	$8,602
Provision for litigation	6,000	-	14,819	181
Non-GAAP operating income	$3,717	$3,396	$9,112	$8,783

GAAP income (loss) before provision for income taxes	$(2,668)	$3,346	$(6,205)	$7,878
Provision for litigation	6,000	-	14,819	181
Non-GAAP income before provision for income taxes	$3,332	$3,346	$8,614	$8,059

GAAP provision (benefit) for income taxes	$(2,436)	$1,427	$(2,346)	$3,322
Tax benefit for provision for litigation	3,633	-	5,757	72
Non-GAAP provision for income taxes	$1,197	$1,427	$3,411	$3,394

GAAP net income (loss)	$(232)	$1,919	$(3,859)	$4,556
Provision for litigation, net of tax benefit	2,367	-	9,062	109
Non-GAAP net income	$2,135	$1,919	$5,203	$4,665

Earnings (loss) per common share
GAAP Basic	$(0.02)	$0.21	$(0.41)	$0.49
Per share effect of provision for litigation	0.25	-	0.96	0.01
Non-GAAP Basic	$0.23	$0.21	$0.55	$0.50

GAAP Diluted	$(0.02)	$0.20	$(0.41)	$0.47
Per share effect of provision for litigation	0.24	-	0.94	0.01
Non-GAAP Diluted	$0.22	$0.20	$0.53	$0.48

Weighted average shares outstanding
Basic (GAAP diluted for 2008)	9,487,155	9,354,332	9,471,420	9,326,367
Diluted (Non-GAAP for 2008)	9,683,035	9,702,910	9,728,707	9,644,760